Third Quarter 2024 Earnings Conference Call 10/15/2024 HANCOCK WHITNEY Exhibit 99.2

This release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial and non-financial reporting, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, increasing insurance costs, elevated interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending ACL – Allowance for credit losses AEA – Average Earning Assets AFS – Available for sale securities Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and other supplemental disclosure items EOP – End of period EPS – Earnings per share Fed – Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities IB – Interest-bearing ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IRR – Interest rate risk Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LOC – Line of credit LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets O/N – Overnight Funds ORE – Other real estate PF – Public Funds *PPNR and *Adjusted PPNR – Pre-provision net revenue, defined as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment; adjusted PPNR is PPNR excluding supplemental disclosure items; also known as adjusted leverage Repo – Customer repurchase agreements RMBS – Residential mortgage-backed securities ROA – Return on average assets ROTCE – Return on tangible common equity RWA – Risk Weighted Assets SBA – Small Business Administration SBIC – Small business investment company SNC – Shared national credit SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario *Supplemental disclosure items – certain items that are outside of our principal business and/or are not indicative of forward-looking trends; these items are presented below GAAP financial data and excluded from certain adjusted ratios and metrics TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

HWC Nasdaq Listed HNCOCK WHITNEY 4 *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings As of September 30, 2024 (Healthcare) (ABL) (Operations) (Trust) $35.2 billion in Total Assets $23.5 billion in Total Loans $29.0 billion in Total Deposits CET1 Ratio 13.79%* TCE Ratio 9.56% $4.4 billion in Market Cap Baa3 Moody’s Long-term issuer rating; positive outlook BBB S&P Long-term issuer rating; stable outlook 180 banking locations Approximately 3,500 (FTE) employees corporate-wide 223 ATMs Corporate Profile

How we do business Our Mission. Each day, we reaffirm our mission to help people achieve their financial goals and dreams. Our Purpose. We work hard to create opportunities for people and the communities we serve—our purpose for doing what we do. Our Promise to Associates. We honor and respect associates with a heartfelt promise: You can grow. You have a voice. You are important. Honor & Integrity We proudly bear a figurative badge symbolizing our steady commitment to do the right thing for the people who depend on and trust us. Strength & Stability We maintain strong capital and solid business practices to anchor the company's financial soundness and offer clients safe harbor for their hard-earned money. Commitment to Service With a steadfast pledge to five-star excellence, we strive to deliver exceptional service to our clients and communities every day. Teamwork We embrace the importance of collaboration and work together with people, communities, and each other to empower success in the hometowns we serve. Personal Responsibility Each of us carries the long-burning light of accountability that leads us to go above and beyond our best.  Our core values.

HWC Strong and Stable for 125 Years Strength to manage through challenging economic environments Density in resilient deposit markets Stable, seasoned, diversified deposits; ability to organically grow deposits Top quartile capital levels including all unrealized losses Ability to return capital through dividend increases and share repurchase program Commitment to maintaining a de-risked balance sheet Robust ACL at 1.46% of loans Proven ability to proactively manage expenses Technology projects improve client experience and enhance efficiencies Exceptional, dedicated, committed team of associates

Third Quarter 2024 Highlights

- Net income totaled $115.6 million, or $1.33 per diluted share, compared to $114.6 million, or $1.31 per diluted share in 2Q24
- Pre-Provision Net Revenue (PPNR)* totaled $166.5 million, up $10.1 million from $156.4 million in prior quarter
- Loans decreased $456 million, or 8% LQA (Slide 8)
- Deposits decreased $218 million, or 3% LQA (Slide 10)
- Criticized commercial loans increased and nonaccrual loans decreased (Slide 11)
- ACL coverage solid at 1.46%, up 3 bps compared to prior quarter (Slide 12)
- NIM 3.39%, up 2 bps compared to 2Q24 (Slide 14)
- CET1 ratio estimated at 13.79%, up 54 bps linked-quarter; TCE ratio 9.56%, up 79 bps linked-quarter (Slide 19)
- Efficiency ratio 54.42%, down 176 bps linked-quarter

($s in millions; except per share data)	3Q24	2Q24	3Q23
Net income	$115.6	$114.6	$97.7
Provision for credit losses	$18.6	$8.7	$28.5
Earnings per share – diluted	$1.33	$1.31	$1.12
Return on Assets (%) (ROA)	1.32	1.32	1.09
Return on Tangible Common Equity (%) (ROTCE)	14.70	15.73	14.53
Net Interest Margin (TE) (%)	3.39	3.37	3.27
Net Charge-offs (%)	0.30	0.12	0.64
CET1 Ratio (%)**	13.79	13.25	12.06
Tangible Common Equity (%)	9.56	8.77	7.34
Pre-Provision Net Revenue (TE)*	$166.5	$156.4	$153.4
Efficiency Ratio (%)	54.42	56.18	56.38

*Non-GAAP measure: See appendix for non-GAAP reconciliation
**Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings

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Planned SNC Runoff Drives Decrease in Loans Bar Chart Loans totaled $23.5 billion, down $456 million, or 8% LQA; primarily due to SNC runoff of $254 million Excluding SNC runoff, loans were down $202 million, or 3% LQA Also contributing to the decline were unexpected payoffs on ICRE credits Healthcare and Commercial Non-Real Estate contraction driven primarily by strategic reductions in large credit-only deals Decrease in line utilization due to project completions * Consumer includes Indirect loans

Loan Portfolio Composition Diversified and De-Risked

- Loan portfolio diverse across a number of segments and industries
- Conservative underwriting in both type and structure
- Underwriting efforts focused on resilient industries and on full-service client relationships
  - Business banking and consumer loans provide depository relationships and favorable yields
- SNC Loans totaled $2.3 billion at 9/30/24, 9.7% of total loans, down $254 million linked-quarter
- For additional details on ICRE loans, refer to slide 25 in the appendix

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Commercial non-RE (C&I)	$7,483	31.9%	$13,297
CRE - owner	2,553	10.9%	2,668
ICRE	3,437	14.7%	3,532
C&D	1,324	5.7%	2,272
Healthcare [1]	2,024	8.6%	2,565
Equipment Finance	1,087	4.6%	1,087
Energy	189	0.8%	300
Total Commercial	18,097	77.2%	25,721
Mortgage	3,988	17.0%	3,991
Consumer [2]	1,371	5.8%	3,339
Grand Total	$23,456	100.0%	$33,051
For Information Purposes Only (included in categories above)			
Retail (C&I and CRE)	$2,101	9.0%	$2,536
Hospitality (C&I and CRE)	$1,280	5.5%	$1,460
Office – ICRE	$684	2.9%	$706
Office – owner	$835	3.6%	$862
Multifamily – ICRE	$845	3.6%	$853
Multifamily – C&D	$480	2.0%	$926

As of September 30, 2024

(1) $870 million of healthcare loans outstanding are C&I, $504 million are CRE-Owner, $551 million are ICRE, and $99 million are C&D

(2) Consumer includes Indirect loans

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DDA Mix Stable; Retail Time Deposits Grow Total deposits of $29.0 billion, down $218 million, or 3% LQA Brokered deposits decreased $9.6 million due to maturities that were not replaced during 3Q24 Pace of noninterest-bearing DDA outflows continued to slow; DDAs as a % of total deposits stable in 3Q24 at 36% Increase in interest-bearing transactions and savings due to mid-quarter inflows from equity markets Retail time deposits increased despite maturity concentrations and promotional rate reductions during the period Decrease in interest-bearing public funds of $218 million driven by seasonal runoff For additional details on deposit composition refer to slide 28 EOP Deposits Mix ($) EOP Deposits Mix (%) * Includes Public Funds DDA $ in millions % of Total Deposits

Asset Quality Metrics Criticized commercial loans totaled $508 million, or 2.81% of total commercial loans, at September 30, 2024, compared to $380 million, or 2.05% of total commercial loans, in prior quarter Nonaccrual loans totaled $83 million, or 0.35% of total loans, at September 30, 2024, compared to $86 million, or 0.36% of total loans, in prior quarter Despite normalization in criticized levels, still expect to compare well to peers; nonaccruals continue at top quartile levels Not experiencing broad signs of weakness among any industry, collateral type, or geography 1.46% 0.25% 2.05% Total Loans $23,984 $23,922 $23,971 $23,912 $23,456 Total Commercial Loans 18,799 18,589 18,591 18,524 18,097 Criticized Commercial Loans 275 274 340 380 508 Nonaccrual Loans 60 59 82 86 83 1.47% 0.25% 1.83% 0.34% 0.36% 2.81% 0.35% $ in millions

Maintained Solid Reserves Provision for the third quarter of 2024 of $18.6 million, reflects $18.0 million of net charge-offs and a reserve build of $0.6 million Increase in reserve coverage, with quarter-end reserve coverage of 1.46% Weighting applied to Moody’s September 2024 economic scenarios was 40% baseline and 60% slower growth (S2), unchanged from 2Q24 Given market conditions, scenario mix and weighting captures greater potential for slower near-term economic growth than provided for in the baseline scenario Net Charge-offs Reserve Build / (Release) Total Provision  ($s in millions) 3Q24 2Q24 3Q24 2Q24 3Q24 2Q24 Commercial $14.5 $4.1 $(1.0) $1.1 $13.5 $5.2 Mortgage -- (0.1) 1.2 0.5 1.2 0.4 Consumer 3.5 3.3 0.4 (0.2) 3.9 3.1 Total $18.0 $7.3 $0.6 $1.4 $18.6 $8.7 9/30/2024 6/30/2024 Portfolio ($ in millions) Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial $250 1.38% $249 1.35% Mortgage 43 1.07% 42 1.04% Consumer 25 1.81% 25 1.81% Allowance for Loan and Lease Losses (ALLL) $318 1.35% $316 1.32% Reserve for Unfunded Lending Commitments 25 --- 26 --- Allowance for Credit Losses (ACL) $343 1.46% $342 1.43%

Portfolio Reinvestment Drives Yield Increase Securities portfolio* totaled $8.2 billion at 9/30/24, flat linked-quarter 70% AFS, 30% HTM at 9/30/24 To reduce OCI volatility and provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment, we have $478 million of FV hedges on $514 million of bonds, or 9% of AFS securities Yield 2.66%, up 6 bps primarily due to portfolio reinvestments during 3Q24 Premium amortization totaled $6.8 million, down $0.1 million linked-quarter Effective duration 4.3 at 9/30/24, compared to 4.4 at 6/30/24, continues to trend lower from purchases of shorter duration securities and as FV hedges approach effective dates Net unrealized losses on securities portfolio impacted by lower Treasury yields: Bar chart,pie chart Net Unrealized Loss $ in millions 9/30/2024 6/30/2024 AFS ($449) ($641) HTM ($148) ($223) Total ($597) ($864) * Excluding unrealized losses and FV hedges adjustment

3Q24 NIM 3.39%, up 2 bps from 2Q24 NIM 3.40% for the month of September 2024 NII (TE) of $274.5 million, compared to $273.3 million prior quarter Increase in NII primarily driven by higher loan yields and securities yields, cost of funds flat linked-quarter Expect modest NIM expansion in 4Q24 Assumes two 25 bp rate cuts in 4Q24 Headwinds: continued deposit remix (albeit at a slower pace) and variable loan repricing Tailwinds: CD repricing, continued repricing of securities and fixed rate loans NIM Expansion Linked-Quarter Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart NIM Yield / Cost Quarter Month

New Loan Rates Impacted by Rate Environment $ in millions New Loan Rate* – Fixed 6.69% 7.46% 7.75% 7.52% 7.41% 7.18% New Loan Rate* - Variable 7.81% 8.28% 8.31% 8.03% 8.29% 8.06% * Loan rates represent weighted average coupon rate in the month of origination or first funded balance

Loans Loans totaled $23.5 billion at September 30, 2024 40% fixed, 60% variable (includes hybrid ARMs) 71% of variable loans tied to SOFR 23% of variable loans tied to Wall Street Journal Prime 6% of variable loans tied to other indices Approximately 4.4% ($520MM) of the variable rate loan portfolio will strike their index floors at or above a Fed Funds equivalent rate of 2% with a cumulative amount of 20.4% ($2.4B) hitting floor strikes at or above Fed Funds level of 1% Securities Expect to reinvest principal runoff of approximately $199 million in 4Q24, $163 million in 1Q25, and $232 million in 2Q25 Swaps/Hedges (See slide 32 for more information) $1.4 billion of active receive fixed/pay 1 month SOFR swaps designated as Cash Flow Hedges on the balance sheet; extends asset duration; $200 million of cash flow hedges terminated in 3Q24 $478 million of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges on $514 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment Deposits Deposits totaled $29.0 billion at September 30, 2024 74% of deposits are MMDA (excludes PF), savings, or DDA Shift in deposit mix continued as interest rates remain elevated Previous Cycle-to-date Rate Betas Rate Floors Floor Rate Balance * Balance Cumulative 25-49 bps $670 million $670 million 50-74 bps $804 million $1.5 billion 75-99 bps $546 million $2.0 billion 100-150 bps $1.8 billion $3.8 billion > 150 bps $172 million $4.0 billion IRR Sensitivity Table HWC (Hedges Removed) As of 4Q21 As of 4Q21 Peers * Immediate 100 bps 7.3% 8.4% 7.3% Gradual 100 bps 3.2% 3.6% 4.3% Deposits $ in millions Time Deposits $1,129 4% Interest-bearing public funds $3,295 11% Interest-bearing transaction & savings $11,650 38% Noninterest bearing $14,393 47% Key IRR Metrics Previous Cycles Rates Up (4Q15-2Q19) Rates down (2Q19-4Q20) Rates Up (1Q22-3Q24) Total Deposit Betas 29% 31% 37% IB Deposit Betas 44% 45% 58% Loan Betas 48% 38% 49%

Fee Income Growth Linked-Quarter Noninterest income totaled $95.9 million, up $6.7 million, or 8% linked-quarter Increase in service charges primarily due to higher account activity Increase in investment and annuity income and insurance due to sales and recurring fees on higher market value securities Increase in other primarily due to higher derivative income, SBIC income, BOLI, and SBA loan income Noninterest Income Mix 9/30/24 $s in millions Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart

Expenses Remain Well Controlled Noninterest expense totaled $203.8 million, down $2.2 million, or 1% linked-quarter; Personnel expense decreased $3.0 million, or 2% linked-quarter, due to decrease in FTEs and higher loan fee deferrals (FAS91) Occupancy and Equipment expenses increased due to routine maintenance and hardware replacements A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement) Noninterest Expense Mix 9/30/24 $s in millions

Capital Levels Continue to Improve CET1 ratio estimated at 13.79%, up 54 bps linked-quarter Leverage (Tier 1) ratio estimated at 11.03%, up 32 bps linked-quarter TCE ratio 9.56%, up 79 bps linked-quarter 300,000 shares of company common stock repurchased during 3Q24 at an average price of $50.60; 612,993 shares repurchased YTD; buyback authority active through December 31, 2024 Tangible Common Equity Ratio Leverage Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio September 30, 2024* 9.56% 11.03% 13.79% 15.57% June 30, 2024 8.77% 10.71% 13.25% 15.00% March 31, 2024 8.61% 10.49% 12.65% 14.34% December 31, 2023 8.37% 10.10% 12.33% 13.93% September 30, 2023 7.34% 10.01% 12.06% 13.63% CET1 Ratio 13.79% *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings TCE Ratio 9.56%

Remain Well Capitalized Including All Unrealized Losses 9/30/2024 As Reported* Inc. AOCI Losses (1) Inc. AOCI + HTM Losses(2) Well Capitalized Minimum Tangible Common Equity Ratio 9.56% 9.56% 9.25% N/A Leverage (Tier 1) Ratio 11.03% 10.02% 9.71% 5.00% CET1 Ratio 13.79% 12.41% 12.00% 6.50% Tier 1 Risked-Based Capital Ratio 13.79% 12.41% 12.00% 8.00% Risk-Based Capital Ratio 15.57% 14.20% 13.79% 10.00% Reflected above is the hypothetical impact on capital if the mark on AOCI Losses(1) and AOCI + HTM(2) were included in the regulatory capital calculations Neither scenario is currently included, nor required to be included in the Company’s regulatory capital ratios *Most recent quarter-end regulatory capital ratios preliminary until finalization of our regulatory filings Assumes AOCI adjustments related to market valuations on securities and related hedges are included for regulatory capital calculations Assumes HTM securities are also included as AOCI adjustment

2024 Forward Guidance

	Guidance Direction	3Q24 Actual	FY 2024 Outlook
Loans (EOP)	Unchanged	$23.5B	Expect EOP loans at 12/31/24 to be flat to down slightly from 12/31/23 levels
Deposits (EOP)	Unchanged	$29.0B	Expect EOP deposits at 12/31/24 to be flat to down slightly from 12/31/23 levels
Adjusted Pre-Provision, Net Revenue (PPNR)*	Updated	$166.5MM	Expect PPNR to be flat to down slightly from FY23 adjusted PPNR ($635.7MM); expect modest NIM expansion in 4Q24; guidance based on two 25 bp rate cuts in 4Q24
Reserve for Credit Losses	Unchanged	$342.8MM or 1.46% of total loans	Future assumptions in economic forecasts and any change in our own asset quality metrics will drive level of reserves; expect modest charge-offs and provision for 4Q24
Adjusted Noninterest Income*	Updated	$95.9MM	Expect noninterest income to be up 6%-7% from FY23 adjusted noninterest income ($337.7MM)
Adjusted Noninterest Expense*	Updated	$203.8MM	Expect noninterest expense to be up 1%-2% from FY23 adjusted noninterest expense ($810.7MM)
Effective Tax Rate	Unchanged	20.4%	Approximately 20-21%
Efficiency Ratio*	Updated	54.42%	Expect to maintain efficiency ratio within the range of 55-56% for 4Q24

Corporate Strategic Objectives (CSOs) Long-term operating objectives reviewed/updated annually (assumes fed funds at approximately 4% for 2026)	3 Year Objective (4Q26)	3Q24 Actual
ROA (Adjusted)*	1.30 – 1.50%	1.32%
TCE	≥ 8%	9.56%
ROTCE (Adjusted)*	≥ 18%	14.70%
Efficiency Ratio*	≤ 55%	54.42%

*Refer to appendix for non-GAAP reconciliations

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Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Summary Balance Sheet ($ in millions) (1) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26 Change Change 3Q24 2Q24 3Q23 LQ Prior Year   YTD 2024 YTD 2023 Y-o-Y           EOP Balance Sheet       23,455.6 23,911.6 23,983.7 (456.0) (528.1) Loans 23,455.6 23,983.7 (528.1) 7,769.8 7,535.8 7,916.1 234.0 (146.3) Securities 7,769.8 7,916.1 (146.3) 32,045.2 32,056.4 32,733.6 (11.2) (688.4) Earning assets 32,045.2 32,733.6 (688.4) 35,238.1 35,412.3 36,298.3 (174.2) (1,060.2) Total assets 35,238.1 36,298.3 (1,060.2)                   28,982.9 29,200.7 30,320.3 (217.8) (1,337.4) Deposits 28,982.9 30,320.3 (1,337.4) 1,265.9 1,364.0 1,425.9 (98.1) (160.0) Short-term borrowings 1,265.9 1,425.9 (160.0) 31,063.4 31,491.6 32,797.3 (428.2) (1,733.9) Total liabilities 31,063.4 32,797.3 (1,733.9) 4,174.7 3,920.7 3,501.0 254.0 673.7 Stockholders' equity 4,174.7 3,501.0 673.7                       Avg Balance Sheet       23,552.0 23,917.4 23,830.7 (365.4) (278.7) Loans 23,759.1 23,526.8 232.3 8,218.9 8,214.2 8,888.5 4.7 (669.6) Securities (1) 8,210.2 9,010.2 (800.0) 32,263.7 32,539.4 33,137.6 (275.7) (873.9) Average earning assets 32,452.6 33,171.8 (719.2) 34,780.4 34,998.9 35,626.9 (218.5) (846.5) Total assets 34,959.7 35,665.5 (705.8)                   28,940.2 29,069.1 29,757.2 (128.9) (817.0) Deposits 29,189.2 29,311.2 (122.0) 972.1 1,138.9 1,311.0 (166.8) (338.9) Short-term borrowings 965.0 1,929.2 (964.2) 30,759.2 31,172.6 32,054.4 (413.4) (1,295.2) Total liabilities 31,070.4 32,147.4 (1,077.0) 4,021.2 3,826.3 3,572.5 194.9 448.7 Stockholders' equity 3,889.3 3,518.1 371.2             6.27% 6.24% 6.01% 3 bps 26 bps Loan yield 6.22% 5.79% 43 bps 2.66% 2.60% 2.37% 6 bps 29 bps Securities yield 2.61% 2.37% 24 bps 3.15% 3.14% 2.84% 1 bps 31 bps Cost of IB deposits 3.14% 2.32% 82 bps 80.93% 81.89% 79.10% -96 bps 183 bps Loan/Deposit ratio - EOP 80.93% 79.10% 183 bps

Balance Sheet Summary   3Q23 4Q23 1Q24 2Q24 3Q24 Average Loans ($MM) 23,831 23,796 23,810 23,917 23,552 Average Total Securities* ($MM) 8,888 8,579 8,197 8,214 8,219 Average Deposits ($MM) 29,757 29,975 29,561 29,069 28,940 Loan Yield (TE) 6.01% 6.11% 6.16% 6.24% 6.27% Cost of Deposits 1.74% 1.93% 2.01% 2.00% 2.02% Tangible Common Equity Ratio 7.34% 8.37% 8.61% 8.77% 9.56% * Average securities excludes unrealized gain/(loss)

ICRE Segmentation Detail and Key Metrics

- ICRE loan portfolio is diversified by asset class, industry and geographic region
- ICRE 17% of total loans and includes a variety of collateral types
- 94% of total ICRE exposure matures in 2025 or later
- Office-ICRE exposure down $34 million, or 5% linked-quarter
  - Office buildings tend to be more mid-rise
  - Approximately 30% of office-ICRE exposure has medical-related tenants
  - Approximately 95% of office exposure is located within our 5-state footprint (AL, FL, LA, MS, TX)
  - 89% of office-ICRE portfolio (by loan count) has exposure of $5 million or less
  - 90% of office-ICRE exposure has some level of guarantor support (corporate, personal, or both)
- Multifamily – ICRE and C&D exposure diverse
  - No rent stabilized properties
  - Approximately 79% of multifamily exposure is located within our 5-state footprint (AL, FL, LA, MS, TX) and Nashville, TN
  - 98% of multifamily (ICRE and C&D) exposure has some level of guarantor support (corporate, personal, or both)

Total Loans ($s in millions)	Outstanding	% of Total Loans	Commitment
Multifamily	$845	3.6%	$853
Office	$684	2.9%	$706
Industrial	$662	2.8%	$686
Retail	$621	2.6%	$648
Hospitality[1]	$491	2.1%	$498
Healthcare related properties	$450	1.9%	$503
Other	$177	0.8%	$180
Other land loans	$42	0.2%	$45
1-4 family residential construction	$17	0.1%	$17
Total ICRE Loans[2]	$3,989	17.0%	$4,136

As of September 30, 2024
[1] Includes hotel, motel and restaurants
[2] Includes ICRE and $551 million healthcare loans outstanding; healthcare loans outstanding primarily included in healthcare related properties, office, and other collateral categories

ICRE Exposure (%) by State
9/30/24


Other
14%
LA
36%
Multiple States
(Footprint)
3%
MS
3%
AL
4%
TX
19%
FL
21%

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EOP Loan Repricing and Maturity ($s in millions) Repricing/Maturity Term (1) Rate Structure 3 months or less 4-12 months 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Loans (EOP) Variable Rate Fixed Rate Commercial Non-RE $6,082 $296 $966 $1,209 $955 $80 $9,588   $6,218 $3,370 CRE-Owner 1,038 57 279 419 1,274 29 3,096 1,020 2,076 ICRE 2,802 96 385 402 302 2 3,988 2,773 1,216 Construction and land development 1,095 23 51 78 158 20 1,424 1,117 307 Total Commercial $11,017 $472 $1,681 $2,108 $2,689 $131 $18,097 $11,128 $6,969 Residential mortgages 56 93 176 124 1,675 1,864 3,988 1,736 2,252 Consumer 1,175 20 83 72 18 3 1,371 1,157 214 Total Loans $12,248 $585 $1,940 $2,304 $4,382 $1,997 $23,456 $14,021 $9,435     % of Total 52% 2% 8% 10% 19% 9% 100% 60% 40% Weighed Average Rate 7.80% 5.93% 4.80% 5.95% 4.06% 4.39% 6.36% 7.26% 4.91% (1) Based on maturity date for fixed rate loans 85% of variable rate loans reprice in three months or less $1.4 billion of variable rate mortgages, or 10% of total variable rate loans, reprice in 5 to 15 years

Total Loan Rates and Yield Trends $ in millions Total Loan Rate* - Fixed 4.40% 4.52% 4.64% 4.73% 4.82% 4.91% Total Loan Rate* - Variable 7.19% 7.40% 7.42% 7.41% 7.43% 7.26% * Loan rates represent weighted average coupon rate at end of period ** Total loan yield includes impact of cash flow hedges

Maintaining a Seasoned, Stable, Diversified Deposit Base DDAs as a % of total deposits remains among best-in-class at 36% at September 30, 2024 Uninsured deposits (adjusted for collateralized public funds) were 37.1% at September 30, 2024, up 1% linked-quarter The Insured Cash Sweep (ICS) product is available to clients as a way to secure deposits above FDIC limits; balances at September 30, 2024 were $377 million, down from $404 million at June 30, 2024 Repurchase (Repo) agreements are another way for clients to secure deposits; balances at September 30, 2024 were $766 million compared to $564 million at June 30, 2024 Consumer clients comprise 45% of total deposits (51% including wealth), while commercial clients comprise 37% Deposits include $190 million in brokered CDs, down $10 million linked-quarter

Currently have approximately $20 billion in internal and external sources of liquidity if needed Over $18 billion in remaining net liquidity available at September 30, 2024 Liquidity includes $190 million in brokered CDs at September 30, 2024, down $10 million linked-quarter At September 30, 2024 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $ 4,344 $ - $ 4,344 External Sources     FHLB* 6,889 1,333 5,556 FRB-DW 3,320 - 3,320 Brokered Deposits 4,347 190 4,157 Overnight Fed Funds LOCs 1,229 200 1,029 Total Available Sources of Funding $ 20,129 $ 1,723 $ 18,406 Strong Liquidity Position; Multiple Sources of Funding Available At September 30, 2024 $ in millions Cash and O/N $ 1,365 Cash and O/N as a % of Assets 3.9% Cash and O/N + Net Availability $ 19,771 Uninsured Deposits excl. PF Deposits $ 10,753 Cash and O/N + Net Availability to Adj. Uninsured deposits 183.9% * Amount used includes letters of credit (off balance-sheet)

Summary Income Statement ($ in millions, except for per share data)

3Q24	2Q24	3Q23	Change LQ	Change Prior Year		YTD 2024	YTD 2023	Change Y-o-Y
274.5	273.3	272.1	1.2	2.4	Net interest income (TE)	816.7	836.4	(19.7)
18.6	8.7	28.5	9.9	(9.9)	Provision for credit losses	40.3	42.2	(1.9)
95.9	89.2	86.0	6.7	9.9	Noninterest income	272.9	249.5	23.4
203.8	206.0	204.7	(2.2)	(0.9)	Noninterest expense	617.6	607.7	9.9
145.3	144.9	122.0	0.4	23.3	Income before income tax	423.5	427.8	(4.3)
29.7	30.3	24.3	(0.6)	5.4	Income tax expense	84.7	85.8	(1.1)
115.6	114.6	97.7	1.0	17.9	Net income	338.7	342.0	(3.3)
166.5	156.4	153.4	10.1	13.1	Adjusted PPNR (TE)*	475.9	478.2	(2.3)

115.6	114.6	97.7	1.0	17.9	Net income	338.7	342.0	(3.3)
(0.8)	(0.8)	(1.0)	-	0.2	Net Income allocated to participating securities	(2.3)	(3.6)	1.3
114.8	113.8	96.7	1.0	18.1	Net Income available to common shareholders	336.4	338.4	(2.0)
86.6	86.8	86.4	(0.2)	0.2	Weighted average common shares - diluted (millions)	86.7	86.4	0.3
1.33	1.31	1.12	0.02	0.21	EPS- diluted	3.88	3.92	(0.04)

3.39%	3.37%	3.27%	2 bps	12 bps	NIM (TE)	3.36%	3.37%	-1 bps
1.32%	1.32%	1.09%	0 bps	23 bps	ROA	1.29%	1.28%	1 bps
11.43%	12.04%	10.85%	-61 bps	58 bps	ROE	11.63%	13.00%	-137 bps
54.42%	56.18%	56.38%	-176 bps	-196 bps	Efficiency ratio*	55.67%	55.14%	53 bps

*Non-GAAP measure: see slides 33-34 for non-GAAP reconciliations

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Income Statement Summary (as Adjusted*) *Non-GAAP measure: see slides 33-34 for non-GAAP reconciliations   3Q23 4Q23 1Q24 2Q24 3Q24 Adjusted PPNR (TE)* ($000) 153,385 157,471 152,930 156,416 166,513 Net Interest Income (TE) ($000) 272,086 272,294 269,001 273,258 274,457 Net Interest Margin (TE) 3.27% 3.27% 3.32% 3.37% 3.39% Adjusted Noninterest Income* ($000) 85,974 88,205 87,851 89,174 95,895 Adjusted Noninterest Expense* ($000) 204,675 203,028 203,922 206,016 203,839 Efficiency Ratio* 56.38% 55.58% 56.44% 56.18% 54.42% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Current Hedge Positions Cash Flow (CF) Hedges Receive 232 bps versus paying 1 month SOFR on $1.4 billion $200 million in notional CF hedges were terminated in the 3Q24 with no new CF hedges added; these terminations resulted in a slight reduction of asset duration to offset changes in liability duration Total termination value on remaining active CF hedges is approximately ($36) million as of 9/30/24 Future maturities of existing CF hedges range from December 2025 through March 2028 Fair Value (FV) Hedges $514 million in securities are hedged with $478 million of FV hedges Duration (Market price risk) reduced from approximately 6.2 years to 1.8 years on hedged securities During 3Q24, no FV hedges were terminated Current termination value of FV hedges is approximately $22 million at 9/30/2024 FV hedges become fully effective beginning January 2025 through July 2026; at that point we pay fixed 1.98% and receive the FF effective rate (resulting in these bonds being a variable rate of FF plus 48 bps) When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

PPNR (TE) and Adjusted PPNR (TE) Reconciliation   Three Months Ended Nine Months Ended (in thousands) 3Q24 2Q24 1Q24 4Q23 3Q23 YTD 2024 YTD 2023 Net Income (GAAP) $115,572 $114,557 $108,612 $50,603 $97,738 $338,741 $341,999 Provision for credit losses 18,564 8,723 12,968 16,952 28,498 40,255 42,151 Income tax expense 29,684 30,308 24,720 11,705 24,297 84,712 85,821 Pre-provision net revenue 163,820 153,588 146,300 79,260 150,533 463,708 469,971 Taxable equivalent adjustment* 2,693 2,828 2,830 2,834 2,852 8,351 8,273 Pre-provision net revenue (TE)* 166,513 156,416 149,130 82,094 153,385 472,059 478,244 Adjustments from supplemental disclosure items     Gain on sale of parking facility — — — (16,126) — — — Loss on securities portfolio restructure — — — 65,380 — — — FDIC special assessment — — 3,800 26,123 — 3,800 — Adjusted pre-provision net revenue (TE)* $166,513 $156,416 $152,930 $157,471 $153,385 $475,859 $478,244 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%. Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660CHANCOCK WHITNEY 31 *Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% Adjusted Noninterest Income and Noninterest Expense   Three Months Ended Nine Months Ended (in thousands) 3Q24 2Q24 1Q24 4Q23 3Q23 YTD 2024 YTD 2023 Noninterest income (GAAP) $95,895 $89,174 $87,851 $38,951 $85,974 $272,920 $249,529 Adjustments from supplemental disclosure items     Gain on sale of parking facility — — — (16,126) — — — Loss on securities portfolio restructure — — — 65,380 — — — Adjusted noninterest income $95,895 $89,174 $87,851 $88,205 $85,974 $272,920 $249,529 Noninterest expense (GAAP) $203,839 $206,016 $207,722 $229,151 $204,675 $617,577 $607,697 Adjustments from supplemental disclosure items     FDIC special assessment — — (3,800) (26,123) — (3,800) — Adjusted noninterest expense $203,839 $206,016 $203,922 $203,028 $204,675 $613,777 $607,697

Adjusted Efficiency Ratio

	Three Months Ended					Nine Months Ended	
(in thousands)	3Q24	2Q24	1Q24	4Q23	3Q23	YTD 2024	YTD 2023
Net interest income	$271,764	$270,430	$266,171	$269,460	$269,234	$808,365	$828,139
Noninterest income	95,895	89,174	87,851	38,951	85,974	272,920	249,529
Total GAAP revenue	367,659	359,604	354,022	308,411	355,208	1,081,285	1,077,668
Taxable equivalent adjustment*	2,693	2,828	2,830	2,834	2,852	8,351	8,273
Total revenue (TE)*	370,352	362,432	356,852	311,245	358,060	1,089,636	1,085,941
Adjustments from supplemental disclosure items							
Gain on sale of parking facility	—	—	—	(16,126)	—	—	—
Loss on securities portfolio restructure	—	—	—	65,380	—	—	—
Adjusted revenue (TE)*	$370,352	$362,432	$356,852	$360,499	$358,060	$1,089,636	$1,085,941
GAAP Noninterest expense	$203,839	$206,016	$207,722	$229,151	$204,675	$617,577	$607,697
Amortization of Intangibles	(2,292)	(2,389)	(2,526)	(2,672)	(2,813)	(7,207)	(8,884)
Adjustments from supplemental disclosure items							
FDIC special assessment	—	—	(3,800)	(26,123)	—	(3,800)	—
Adjusted noninterest expense less amortization of intangibles	$201,547	$203,627	$201,396	$200,356	$201,862	$606,570	$598,813
Efficiency Ratio**	54.42%	56.18%	56.44%	55.58%	56.38%	55.67%	55.14%

*Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

** The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above

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Third Quarter 2024 Earnings Conference Call 10/15/2024 HANCOCK WHITNEY